     As filed with the Securities and Exchange Commission on July 3, 2002.
                              File No. 333-_______

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        ________________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------

                             Mohawk Industries, Inc.
               (Exact Name of Issuer as Specified in its Charter)

               Delaware                                     52-1604305
   (State or Other Jurisdiction of                       (I.R.S. Employer
    Incorporation or Organization)                     Identification Number)

                             160 S. Industrial Blvd.
                             Calhoun, Georgia 30701
                                 (706) 629-7721
   (Address, including zip code, and telephone number of Principal Executive
                                    Offices)

              Mohawk Industries, Inc. 2002 Long-Term Incentive Plan
                           (Full Titles of the Plans)

                                                                        Copy to:
            JEFFREY S. LORBERBAUM                                    LAURA G. THATCHER
    President and Chief Executive Officer                            Alston & Bird LLP
           Mohawk Industries, Inc.                                  One Atlantic Center
           160 S. Industrial Blvd.                            1201 West Peachtree Street, NW
            Calhoun, Georgia 30701                              Atlanta, Georgia 30309-3424
                (706) 629-7721                                        (404) 881-7546
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

                             _______________________

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                      Proposed             Proposed
     Title of Securities          Amount to            Maximum              Maximum               Amount of
       to be Registered         be Registered       Offering Price         Aggregate          Registration Fee
                                                    Per Share (1)      Offering Price (1)
-------------------------------------------------------------------------------------------------------------------
         Common Stock          3,200,000 (2)           $58.38            $186,816,000              $17,188

-------------------------------------------------------------------------------------------------------------------

(1) Determined in accordance with Rule 457(h), the registration fee calculation is based on the average of the high and low prices of the Company's Common Stock reported on the New York Stock Exchange on July 2, 2002.

(2) Amount to be registered includes 3,200,000 shares to be issued pursuant to the grant or exercise of awards to employees, officers and directors under the Mohawk Industries, Inc. 2002 Long-Term Incentive Plan.

PART I      INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         (a) The documents constituting Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

         (b) Upon written or oral request, the Company will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the
Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above mentioned information should be directed to Sidney J. Frost at the address and telephone number on the cover of this Registration Statement.

PART II.    INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

         The following documents have been filed by Mohawk Industries, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are deemed to be a part hereof from the date of the filing of such documents:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

         (2) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2002;

         (3) The Company's Current Reports on Form 8-K filed with the Commission on June 5, 2002, April 16, 2002, March 26, 2002, March 20, 2002, March 19, 2002,
and February 8, 2002;

         (4) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2001;

         (5) The description of Common Stock contained in the Company's Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description; and

         (6) All other documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

         Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.  Not Applicable.

Item 5.    Interests of Named Experts and Counsel.  Not Applicable.

Item 6.    Indemnification of Directors and Officers

         Article 11 of Mohawk's restated certificate of incorporation, as amended, contains a provision permitted by Section 102(b)(7) of the Delaware General Corporation Law, limiting the personal monetary liability of directors for breach of fiduciary duty as a director. This provision and Delaware law provide that the provision does not eliminate or limit liability for:

         . any breach of the director's duty of loyalty to Mohawk or its stockholders;

         . acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         . unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided in Section 174 of the Delaware General Corporation Law; or

         . any transaction from which the director derived an improper benefit.

         Section 145 of the Delaware General Corporation Law permits indemnification against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with actions, suits or proceedings in which a director, officer, employee or agent is a party by reason of the fact that he or she is or was such a director, officer, employee or agent, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. However, in connection with actions by or in the right of the corporation, such indemnification is not permitted if such person has been adjudged liable to the corporation unless the court determines that, under all of the circumstances, such person is nonetheless fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Article 12 of Mohawk's restated certificate of incorporation, as amended, provides for such indemnification.

         Section 145 of the Delaware General Corporation Law also permits a corporation to purchase and maintain insurance on behalf of its directors and officers against any liability that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the corporation whether or not the corporation would have the power to indemnify such persons against such liabilities under the provisions of such sections . Mohawk has purchased such insurance.

         Section 145 of the Delaware General Corporation Law further provides that the statutory provision is not exclusive of any other right to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or independent directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         Article XII of Mohawk's amended and restated bylaws contains provisions regarding indemnification that parallel those described above.

Item 7.    Exemption from Registration Claimed.  Not Applicable.

Item 8.    Exhibits

         See Exhibit Index, which is incorporated hereby reference.

Item 9.    Undertakings

         (a)  The undersigned Company hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         (signatures on following page)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calhoun, State of Georgia, on June 28, 2002.

                                        MOHAWK INDUSTRIES, INC.



                                        By: /s/ Jeffrey S. Lorberbaum
                                           -------------------------------------
                                           Jeffrey S. Lorberbaum
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John D. Swift and Jerry L. Melton, and each of them (with full power in each to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of the, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the dates set forth below.

Signatures                                      Title                                           Date
----------                                      -----                                           ----
/s/ Jeffrey S. Lorberbaum                       President and Chief Executive Officer          June 28, 2002
------------------------------------            (Principal Executive Officer)
Jeffrey S. Lorberbaum


/s/ John D. Swift                               Vice President and Chief Financial             June 28, 2002
------------------------------------            Officer (Principal Financial and
John D. Swift                                   Accounting Officer)


                                                Chairman of the Board of Directors               , 2002
------------------------------------
David L. Kolb


/s/ Leo Benatar                                 Director                                  June 28, 2002
------------------------------------
Leo Benatar


/s/ Bruce C. Bruckmann                          Director                                  June 28, 2002
------------------------------------
Bruce C. Bruckmann


/s/ Larry W. McCurdy                            Director                                  June 28, 2002
------------------------------------
Larry W. McCurdy


/s/ Robert N. Pokelwaldt                        Director                                  June 28, 2002
------------------------------------
Robert N. Pokelwaldt


/s/ John F. Fiedler                             Director                                  June 18, 2002
------------------------------------
John F. Fiedler


/s/ W. Christopher Wellborn                     Director                                  June 19, 2002
------------------------------------
W. Christopher Wellborn


/s/ Sylvester H. Sharpe                         Director                                  June 28, 2002
------------------------------------
Sylvester H. Sharpe

                                  EXHIBIT INDEX

                                       TO

                       REGISTRATION STATEMENT ON FORM S-8

Exhibit Number     Description

4.1 Restated Certificate of Incorporation of the Registrant, as amended. (Incorporated herein by reference to Exhibit 3.1 in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.)

4.2 Amended and Restated Bylaws of the Registrant. (Incorporated herein by reference to Exhibit 3.1 of the the Registrant's Registration Statement on Form S-4, Registration No. 333-74806, as filed February 6, 2002.)

5.1 Opinion of Alston & Bird LLP as to the legality of the securities to be registered

23.1               Consent of Alston & Bird LLP (included in Exhibit 5.1)

23.2               Consent of KPMG LLP

23.3               Consent of Ernst & Young LLP

24.1               Power of Attorney (included on signature page)

99.1               Mohawk Industries, Inc. 2002 Long-Term Incentive Plan